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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Medical Media Systems


     We hereby consent to the use in the Prospectus constituting a part of Amendment No. 1 to this Registration Statement of our report dated February 16, 1996, except as to Note 7 which is as of June 13, 1996, relating to the financial statements of Medical Media Systems which is contained in that Prospectus.


     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          /s/  ROBERT E. MOSES


                                          --------------------------------------
                                          ROBERT E. MOSES
                                          Certified Public Accountants

Lebanon, New Hampshire

November 21, 1996